                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------


      EMPLOYMENT AGREEMENT, made as of September 6, 1990, between Cost Plus, Inc., a California corporation (the "Company"), and Ralph Dillon ("Executive").

                                   RECITALS
                                   --------

      The Company desires to employ Executive and Executive is willing to accept employment by the Company on a full-time basis upon the terms and conditions set forth in this Agreement.

      Now, THEREFORE, in consideration of the foregoing premises and the mutual
           ---------
covenants herein contained, the parties hereto agree as follows:

      1.  Employment. Subject to the terms and conditions of this Agreement and
          ----------
its approval by the Board of Directors of the Company (the "Board"), the Company agrees to employ Executive, and Executive agrees to accept employment by the Company, for the term and with the duties stated in Section 2.

     2.   Term and Duties.
          ---------------

          (a) Term of Employment.  Subject to the terms and conditions of this
              ------------------
Agreement, the initial term of employment for Executive under this Agreement shall commence on September 6, 1990 and shall continue until August 31, 1993. The initial term of employment provided for herein shall automatically be extended from year to year beginning on September 1, 1993, if written notice of termination is not provided by the Company or Executive to the other party at least 90 days prior to the end of the then current term.

          (b) Duties. During the period of his employment hereunder, Executive
              ------
shall hold the office and perform the duties of President and Chief Executive Officer of the Company under the direction of the Board and the Executive Committee. During the period of his employment hereunder, Executive shall be nominated to serve on the Board and the Executive Committee. Executive shall devote his best efforts and substantially all of his business time, attention and skills to the business and affairs of the Company throughout the period of his employment hereunder, except for such activities as may, from time to time, be approved by the Board or the Executive Committee.

     3.  Compensation and Other Benefits; Reimbursement of Expenses.
         ----------------------------------------------------------

         (a) Initial Compensation. Subject to any withholding or deduction required by law, the Company shall pay Executive $193,000.00 on the date his employment commences under this Agreement to compensate Executive for his estimated losses of bonus to which he would have been entitled and values attributable to non-vested stock options which would have vested if he had remained in his former employment through the end of 1990; provided, however, that if Executive later
                                    --------  -------
receives any amount with respect to such bonus or stock options, Executive shall pay such amount (less any legal fees and expenses incurred by Executive in connection with the collection thereof) to the Company to the extent necessary to reimburse the Company for the payment made by the Company pursuant to the provisions of this Section 3(a). Executive shall consult with the Board or the Executive Committee prior to instituting and during the prosecution of any action against his former employer to collect any such amount to assure that such action does not impair the performance of his duties under this Agreement.

           (b) On-Going Compensation. Subject to any withholding or deduction
               ---------------------
required by law, the Company shall compensate Executive during the period of his employment hereunder as follows:

           (i) Base Salary. The Company shall pay Executive a base salary,
               -----------
    including a car allowance, in such installments as are consistent with the payroll practices of the Company, at an annual rate of not less than $340,000.00, such rate to be reviewed for possible increases prior to each anniversary of Executive's employment under this Agreement by the Board or the Executive Committee which may, in its sole discretion, approve a cost of living or other increase ("Base Salary").

            (ii) Guaranteed Bonus and Performance Bonuses. On the first
                 ----------------------------------------
    anniversary of Executive's employment under this Agreement, the Company shall pay Executive a bonus in the amount of $70,000.00 (the "Guaranteed Bonus"). For each of the Company's fiscal years thereafter where the Company's performance equals or exceeds 85% of targeted EBIT under the operating plan approved by the Board or the Executive Committee for that particular fiscal year, the Company shall pay Executive a bonus equal to 25% of Base Salary for 85% attainment of such targeted EBIT, increasing at the rate of 2/3 of 1% of Base Salary for each percentage point increase over 85% attainment to the level of 35% of Base Salary for 100% attainment, and thereafter equal to such higher percentages of Base Salary for attainment of EBIT in excess of such targeted EBIT in accordance with a sliding scale which is set by the Board or the Executive Committee at the time it approves the operating plan for such fiscal year and provides for a maximum bonus equal to 100% of Base Salary (a "Performance Bonus"); provided, however,
                                                          --------  -------
    that any Performance Bonus for the fiscal year ending March 1, 1992, shall be reduced by $35,000.00, the portion of the Guaranteed Bonus which the parties hereby stipulate shall be attributable to such fiscal year. The Board or the Executive Committee may, in its sole discretion, pay a bonus to Executive for any given fiscal year even though the

     Company shall have failed to realize 85% of targeted EBIT under the operating plan approved for that particular fiscal year if the Board or Executive Committee, in its sole discretion, deems it appropriate to award a bonus to Executive for his individual efforts devoted to the Company during that particular fiscal year. As used in this clause (ii), "EBIT" means the warnings of the Company before interest and taxes, with such other adjustments as Executive and the Board or the Executive Committee may mutually agree are appropriate, determined by the Company's independent auditors in accordance with generally accepted accounting principles consistently applied.

          (iii) Equity. Executive shall purchase 14,200 shares of the Company's
                ------
     Series C preferred stock at a price equal to $7.00 per share and shall have the option to purchase an additional 14,200 shares of the Company's Series C preferred stock at the same price and 149,760 shares of the Company's common stock at $0.09 per share on the terms and conditions met forth in the Stock Agreement executed by the Company and Executive of even date herewith (the "Stock Agreement").

           (iv) Vacation Benefits. Executive shall be entitled to four weeks
                -----------------
     paid vacation for each year he is employed by Company and he shall have the right to carry over from year to year any unused portion of his vacation benefit, provided that such accrued vacation does exceed the maximum amount
              --------
     permitted under the Company's policies applicable to all employees, which on the date of this Agreement permit the accrual of up to 160 days of vacation.

           (v) Other Benefits. Executive shall be entitled to receive all other
               --------------
     benefits of employment generally available to other employees of the Company and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including, without limitation, group health and life insurance benefits and participation in the profit sharing plan of the Company; provided, however, that Executive
                                             --------  -------
     shall not be entitled (x) to receive any separate car allowance or (y) to participate in any other bonus, stock purchase or stock option programs or plans which have been or may be established from time to time for employees of the Company unless the Board or the Executive Committee, in its discretion, has authorized such participation.

           (c) Reimbursement of Expenses. In addition, during the period of his
               -------------------------
employment hereunder, Executive is authorized to incur reasonable business expenses for promoting the business of the Company and the Company shall pay or reimburse Executive for reasonable travel, entertainment and other incidental expenses incurred by him in the performance of his duties to the Company (exclusive of any private club membership fees or dues); provided that
                                                         --------
Executive shall present to the Company written accounts and documentation thereof reported on such Company

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

expense report forms and in such manner as may be required by the Company.

     4.  Relocation Assistance.
         ---------------------

         (a) Upon presentation of such supporting documentation as the Company may require, the Company shall pay or reimburse Executive for reasonable transportation, lodging, meals and incidental expenses incurred by Executive and his spouse for househunting trips prior to relocation and while searching for a permanent residence after relocation and reasonable expenses incurred in connection with the shipment and intermediate storage of household effects after their removal from Executive's former residence until the delivery thereof to his new residence, provided that the aggregate amount of such expenses does not
                   --------
exceed $50,000.00.

         (b) Executive's former residence shall be appraised by an appraiser acceptable to the Company and Executive. Executive shall use his best efforts to sell his former residence as quickly as possible, consistent with Executive's recovery of the money he has invested in such property. Upon presentation of such supporting documentation as the Company may require, the Company shall pay or reimburse Executive for broker's fees (not to exceed 6% of his selling price) and other reasonable incidental expenses incurred in selling Executive's former residence, provided that the aggregate amount of such expenses does not exceed
           --------
$25,000.00.

         (c) If Executive makes an offer to purchase a new residence within commuting distance of the Company's principal office which is accepted before the closing on the sale of his former residence, the Company will advance to Executive up to $80,000.00 to enable Executive to close on the purchase of his new residence, provided that such amount is not more than 80% of the difference
               --------
between the appraised value of Executive's former residence and the indebtedness secured by such property. Such advance shall be secured by a second mortgage on Executive's former residence, if requested by the Company, and shall bear interest at the minimum rate set by the U.S. Treasury Department which the Company may charge without being imputed further interest. Such advance together with accrued interest shall be repaid at the time Executive's former residence is sold.

          (d) If the net proceeds to Executive from the sale of his former residence, as adjusted for any amounts paid to Executive by the Company pursuant to Section 4(b) above, are less than the money which Executive has invested in such property, then the Company shall pay Executive the difference between such net proceeds and the money invested with respect to such property, provided that
                                                                   --------
(i) either the Company has approved the sale of Executive's former residence or its sales price is equal to or greater than its appraised value and (ii) the payment does not exceed $25,000.00. Any amount owing under this Section 4(d) may be offset by the Company against any advance (and accrued interest thereon) made to Executive by the Company pursuant to Section 4(c) above.

    (e) All amounts payable under this Section 4 shall be subject to any withholding or deduction required by law. If during his lifetime Executive voluntarily terminates his employment with the Company for any reason prior to September 6, 1991, the Company shall not be obligated to pay to Executive any sums that may be due hereunder which shall not have previously been paid and the Company shall have no further liability under this Section 4. Moreover, in such case any advance made to Executive (together with interest thereon) pursuant to
Section 4(c) above shall be payable upon demand of the Company at any time after his employment is so terminated.

    5. Obligations of Executive During and After Employment.
       ----------------------------------------------------

    (a) Executive agrees that during the term of his employment by the Company and thereafter so long as he is receiving all or any part of his Base Salary under this Agreement, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, without the written consent of the Board or the Executive Committee.

    (b) Executive agrees that, during or subsequent to his employment by the Company, he will not attempt to solicit or induce in any manner any employee or agent of the Company or any affiliated company to terminate such employment or agency with the Company or any affiliated company.

    (c) Executive acknowledges that during the course of his employment Executive will have produced and/or have access to confidential information, records, notebooks, data, formula, specifications, trade secrets, customer lists and secret inventions and processes of the Company and its affiliated companies, including, without limitation, Bechtel Investments, Inc. Therefore, during or subsequent to his employment by the Company, Executive agrees to hold in confidence and not directly or indirectly to disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to the Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company.

    6. Termination By Company.
       ----------------------

    (a) Termination For Cause. Except as otherwise provided herein, the Company
        ---------------------
may terminate the employment of Executive "for cause" at any time upon written notice to Executive specifying the cause of termination. If terminated pursuant to this Section 6(a), the current Base Salary to which Executive is then entitled shall be paid on a prorated basis to the date of termination, but no Guaranteed Bonus or Performance Bonus or other incentive compensation shall be payable for the year in which such termination takes place.

    For purposes of this Agreement, "for cause" shall mean a discharge resulting from a determination by the Board or the Executive Committee that Executive (i) has engaged in misconduct involving moral turpitude (including dishonesty, fraud or theft) or constituting a felony, (ii) has failed or refused in any material respect to follow the lawful directives of the Board or the Executive Committee which results in damage to the Company, (iii) has failed to perform in any material respect the duties or obligations imposed on him under this Agreement (which shall be deemed to include the failure to attend to material duties as a result of drug or alcohol abuse), or (iv) has breached his fiduciary duty to the Company in a manner which results in material injury to the business or reputation of the Company. A termination by the Company under this Section 6(a) shall not prejudice any remedy to which the Company may be entitled either at law, in equity, or under this Agreement.

    (b) Termination upon Disability or Death. If during the period of his
        ------------------------------------
employment hereunder the Board or the Executive Committee in good faith determines that Executive has failed to perform his duties hereunder for more than 3 months, or 90 business days in any twelve-month period, as a result of any physical or mental disability not related to drug or alcohol abuse, the Company shall have the right, upon written notice and payment of the compensation provided in this Section 6(b), to terminate Executive's employment under this Agreement. This Agreement shall terminate upon the death of Executive and payment of the compensation provided in this Section 6(b). By written notice to the Company, Executive may designate, and from time to time change the designation of, the beneficiary to receive the payments provided in this Section 6(b). If Executive has not designated a beneficiary, such payments shall be made to Executive or his estate.

    Upon termination for disability or death, Executive's designated beneficiary shall be entitled to receive the current Base Salary to which Executive is then entitled, paid on a prorated basis to the date of termination, and the portion of any Guaranteed Bonus or Performance Bonus to which Executive would otherwise have been entitled for the year in which such termination took place, determined and paid as provided in this paragraph. If such termination occurs on or prior to the first anniversary of Executive's employment under this Agreement, the portion of the Guaranteed Bonus payable under this Section 6(b) shall be determined by multiplying $70,000 by the fraction in which the numerator is the number of days Executive was employed by the Company and the denominator is 365 and such portion of the bonus shall be paid on September 6, 1991. If such termination occurs thereafter, the portion of any Performance Bonus payable under this Section 6(b) shall be determined by calculating the amount such bonus would have been if Executive had continued to be employed by the Company throughout the entire fiscal year in which such termination took place and multiplying such amount by the fraction in which the numerator is the number of days Executive was employed by the Company during such fiscal year and the denominator is the total number of days in such fiscal year, and such portion of the bonus shall be paid promptly after the preparation of financial statements for such fiscal year.

        (c)  Termination Without Cause.  The Company may terminate the
             -------------------------
employment of Executive without cause at any time upon written notice to Executive and payment of the compensation provided in this Section 6(c). On the date of termination, the Company shall pay Executive his current Base Salary prorated to the date of termination together with a lump sum equal to 3 months' Base Salary at the rate in effect on the date of termination. Thereafter, the Company shall continue to pay Executive his Base Salary at the rate in effect on the date of termination for a period of 12 months after termination as if he were still employed by the Company, provided that Executive shall give the
                                    --------
Company prompt written notice of any employment he accepts during such period and the compensation he is to receive for such employment, and the Base Salary payable by the Company during such period shall be reduced by the amount of such other compensation received by Executive during such period.

              In addition, Executive shall receive that portion of any Guaranteed Bonus or Performance Bonus to which Executive would otherwise have been entitled for the year in which such termination took place, determined and paid in the manner set forth in Section 6(b) above.

              To the extent permitted by the Company's group medical, life and disability insurance plans, Executive shall be entitled to continue his participation in and coverage under such plans in the same manner he would have had he continued to be employed by the Company for the period expiring on the date he enters new employment or 12 months after the date of termination, whichever shall first occur. If any such plan does not permit the continued participation and coverage of Executive, the Company shall pay to Executive at the time each payment is made to Executive after termination under the first paragraph or this Section 6(c) the amount which the Company would have paid for Executive's coverage under such plan if Executive had been in the employment of the Company for the period to which such payment relates.

         The Company's obligation to make further payments under this Section 6(c) shall terminate if and when Executive shall have breached his obligations under Section 5.

         7.   Termination by Executive.
              ------------------------

              (a)  Termination After Loss of Title, Material Breach,
                   -------------------------------------------------
Relocation Beyond Geographic Territory of Change of Control.  If during
-----------------------------------------------------------
the term of this Agreement any of the following events shall occur, Executive may terminate his obligations to perform the duties described in Section 2(b) of this Agreement by written notice given at any time within 6 months after such event shall occur, and Executive shall thereupon be entitled to receive the same compensation which he would be entitled to receive had he been terminated without cause pursuant to Section 6(c) above:

                   (i) Executive is not elected to the office of President and as a member of the Board and the Executive Committee;

                  (ii) the Company fails to perform in any material respect its obligations under this Agreement where Executive has not committed a material breach of his duties and obligations hereunder;

                 (iii) Executive's principal place of employment is relocated to a place which is outside a 50 mile radius from the Company's existing principal office; or

                  (iv)   there is a "change of control".

For purposes of this Agreement, a "change of control" shall mean an acquisition of the Company by merger, a sale of all or substantially all of the Company's assets, a purchase of 50% or more of the Company's voting stock, or any other reorganization that results in a change of 50% or more in the ownership of the Company's voting stock; provided, however, that a change of
                                         --------  -------
control shall not include any public offering of the Company's capital stock or any acquisition made by the Company in which all or part of the consideration for the acquisition shall have been paid in the Company's capital stock, if such event does not result in an effective change in control of the Company.

         (b)   Termination for Other Reasons.  If during his lifetime Executive
               -----------------------------
terminates his employment hereunder other than at the end of the initial term or any renewal term for any reason other than disability or one of the events set forth under Section 7(a) above, his then current Base Salary shall be paid on a prorated basis to the date of termination, but no Guaranteed Bonus or Performance Bonus or other incentive compensation shall be payable for the year in which such termination takes place.

       8.  Effect on Other Benefits.  The provisions of this Agreement, and any
           ------------------------
payment provided for hereunder, shall not reduce any amounts payable under the Stock Agreement or any other contract between Executive and the Company or in any way diminish Executive's accrued rights under any employee benefit plan in which he is entitled to participate pursuant to Section 3 (b) (v) hereof, except that the provisions of this Agreement and any payment provided for hereunder shall be in lieu of payments otherwise due to Executive under any severance policies of the Company.

     9. COMPANY'S INSURANCE ON EXECUTIVE. The Company may secure in its own
        --------------------------------
name, or otherwise, and at its own expense, life, health, accident or other insurance covering Executive, or Executive and others. Executive agrees to assist the Company in procuring such insurance by submitting to usual and customary medical and other examinations and by signing, as the insured, such applications and other instruments in writing as may be reasonably required by the insurance companies to which application is made for such insurance.

     Except as provided in the remainder of this Section 9, Executive agrees that he shall have no right, title or interest in or to any insurance policies (or the proceeds payable thereunder) which the Company may so elect to take out or to continue on his life. Upon termination of his employment with the Company, Executive shall have the option to require that any or all of such life insurance policies be transferred to him or his designee if permitted by such policies. Such option may be exercised by Executive by giving written notice and paying the amount provided in the succeeding sentence to the Company at any time within 30 days after the date of termination, provided that if such termination
                                              --------
occurs as a result of Executive's disability, the Company shall continue to have all rights in such policy or policies until the option granted to the Company by the Stock Agreement to repurchase securities from Executive upon termination is exercised or expires or the Company gives Executive written notice of its intention to cancel such policy or policies, whichever date shall first occur, and Executive may exercise his option under this Section 9 at any time within 30 days after such date. On the date of exercise, Executive shall pay to the Company any cash surrender value of such policy or policies less any existing indebtedness against such policy or policies, as of the date of transfer, the pro rata portion of the premium or premiums on such policy or policies paid prior to the date of transfer which relates to the period after the date of transfer and all other costs and expenses incurred to transfer such policy or policies to Executive. If Executive does not exercise this option within the time prescribed by this paragraph, the Company may make whatever disposition of such policy or policies it shall deem proper.

     10. WAIVER. A waiver by either party of any of the terms and conditions of
         ------
this Agreement in any instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof.

     11.  Notices.  Any and all notices required or permitted to be given
          -------
hereunder shall be in writing and shall be deemed to have been given when personally delivered or 3 days after deposited in the United States mail, certified or registered mail, postage prepaid and addressed as follows:

     To Executive:        Ralph Dillon
                          c/o Perry, Patrick, Farmer & Michaux
                          900 Baxter Street
                          P.O. Box 35566
                          Charlotte, NC 28235
                          Attention;  Bailey Patrick, Jr, Esq.

     To the Company:      Cost Plus, Inc.
                          201 Clay Street
                          Oakland, CA  94607
                          Attention:  Chief Financial Officer

     With a copy to:      John N. Duff, Jr.
                          c/o Bechtel Investments, Inc.
                          50 Fremont Street, Suite 3700
                          San Francisco, CA  94105


Either party may change the address to which notices to it are to be addressed by notice to the other party.

     12.  Assignment.  Neither party may assign this Agreement or any rights or
          ----------
duties hereunder without the other party's prior written consent, except that this Agreement shall be binding upon and inure to the benefit of any successor to the Company, whether by merger, sale of assets or stock, or otherwise, subject to any right Executive may have to terminate his employment pursuant to
Section 7(a).

     13.  Entire Agreement. This Agreement and the Stock Agreement contain all
          ----------------
of the understandings and agreements arrived at between the parties. This Agreement cannot be changed, altered or amended except by an instrument in writing signed by both parties hereto.

     14.  Severability. If any provision of this Agreement as applied to either
          ------------
party or to any circumstances shall be adjudged by a court to be void, voidable or unenforceable, the same shall in no way affect any other provision of this Agreement.

     15.  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement or the breach thereof shall be settled by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court have jurisdiction.

    16. Counterparts. This Agreement may be executed in any number of
        ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

    17. Applicable Law. This Agreement and the rights, duties and obligations of
        --------------
the parties shall be governed by the laws of the State of California applicable to contracts made and to be performed therein.

    IN WITNESS WHEREOF, Executive and the Company have executed this Agreement, effective as of the day and year first above written.

                                             "EXECUTIVE"



                                             _________________________________
                                             Ralph Dillon



                                             "COMPANY"

                                             COST PLUS, INC.


                                             By:
                                                ______________________________

                                             Title:  Chairman
                                                   ___________________________



    During the period of Executive's employment under the above Agreement, Bechtel Investments, Inc. agrees that it will vote the shares of Company capital stock which it owns or has the power to vote so as to cause Executive to be elected to the Board and it shall cause its representatives on the Board to vote in favor of Executive's election to the Executive Committee.


                                             BECHTEL INVESTMENTS, INC.


                                             By:
                                                ______________________________


                                             Title:  Managing Principal
                                                   ___________________________

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------


     This Amendment is made effective as of December 1, 1996, by and between Cost Plus, Inc. (the "Company") and Ralph Dillon ("Executive"). Unless otherwise defined herein, capitalized terms in this Amendment shall have the same meaning as in the Employment Agreement dated September 6, 1990 between Executive and Company (the "Employment Agreement").

                                    RECITAL

     Executive and the Company desire to amend the Employment Agreement to provide a guaranteed term to Executive's age 65 (August 22, 2005), and to provide for the adjustment of Executive's duties and compensation as provided herein.

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document and in consideration of the continuing employment of Executive by the Company, the Company and the Executive agree to amend the Employment Agreement as follows:

1.   Term of Employment.  The term of Executive's employment is extended to the
     ------------------
date of Executive's 65th birthday, and thereafter, unless either party gives notice of termination at least 90 days prior to Executive's next birthday (beginning with his 65th birthday), on an annual basis from that date.

2.   Definitions.
     ------------

     a. "CEO Date" shall mean the later of September 30, 1997 or the date that Executive ceases to serve as Chief Executive Officer of the Company.

     b. "COB Date" shall mean the date that is the later of six (6) months after the date that Executive ceases to serve as Chairman of the Board of the Company or six (6) months after the CEO Date.

3    Compensation and Duties.
     -----------------------

     a. Until the CEO Date, Executive's Base Salary and Performance Bonus under the Employment Agreement shall remain in effect in accordance with the terms of the Employment Agreement. In the event that Executive ceases to be Chief Executive Officer of the Company, Executive shall receive, for the fiscal year in which he ceases to be Chief Executive Officer, a pro rata portion of the Performance Bonus to which Executive would otherwise have been entitled for the full fiscal year, determined and paid in the manner set forth in the last sentence of Section 6(b) of the Employment Agreement using the last date for which Executive receives his Base Salary as Chief Executive Officer as the date for proration. The compensation provided for in this paragraph shall be paid in all events.

     b. From the CEO Date until the COB date, Executive shall continue to be an employee of the Company and his compensation shall be fixed at an annual rate of $185,500. Executive may resign as Chairman or be relieved of his duties as Chairman by the Board at any time, but his compensation shall continue as provided until the COB Date. Any bonuses to Executive for services to the Company between the CEO Date and the COB Date will be wholly within the discretion of the Board of Directors. The compensation provided for in this paragraph shall be paid in all events.

     c. From the COB Date for the remaining term of this Agreement, Executive shall be paid at the annual minimum wage rate required by applicable California or federal regulations (presently $13,800 per annum) and his obligated services to the Company shall be limited to telephone conferences as mutually agreed upon. Any bonuses to Executive for services to the Company after the COB Date will be wholly within the discretion of the Board of Directors.

     d. Health and all other benefits shall continue for the duration of the term as provided in the Employment Agreement.

     e. If Executive should die before the payments provided for under paragraphs 3(a) and 3(b) above have been made in full, Company shall pay the amounts unpaid thereunder to his named beneficiary, and, if none, to his estate in a lump sum other than any unpaid Performance Bonus which shall be paid in the manner set forth in the last sentence of Section 6(b) of the Employment Agreement.

4    Effect on Employment Agreement.  The provisions of this Amendment suspend
     ------------------------------
the operation of Section 2(a) of the Employment Agreement until Executive's 65th birthday, and they modify the right of the Company to terminate Executive's employment under Section 6 of the Employment Agreement in that the Company may remove Executive from his position as Chief Executive Officer or as Chairman of the Board, but Executive will nevertheless remain as an employee of the Company and his compensation will be paid as provided herein; provided, however, that
                                                      -----------------
the Company shall continue to have the right to terminate Executive's employment for cause at any time during his term of employment pursuant to Section 6(a) of the Employment Agreement (other than pursuant to clause 6(a)(iii) thereof). Except as so modified, the Employment Agreement is confirmed.

     IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.



EXECUTIVE                              COST PLUS, INC.


____________________________           By:____________________________
Ralph Dillon
                                       Title:_________________________